Exhibit 4.1

                                Equity One, Inc.

                                  Successor to

                              IRT PROPERTY COMPANY,
                                     Issuer

                                       and

                                       the

                                   Guarantors
                SET FORTH ON THE SIGNATURE PAGES ATTACHED HERETO

                                       to

                                  SUNTRUST BANK

                                     Trustee

                            ------------------------

                          Supplemental Indenture No. 5

                          Dated as of february 12, 2003

                      ------------------------------------

                                 ASSUMPTION AND
                       GUARANTEE OF SENIOR DEBT SECURITIES

     SUPPLEMENTAL INDENTURE NO. 5, dated as of February 12, 2003 (this "Supplemental Indenture"), among Equity One, Inc., a corporation duly organized and existing under the laws of the State of Maryland (the "Company"), IRT Property Company, a corporation duly organized and existing under the laws of the State of Georgia ("IRT"), each of the Guarantors set forth on the signature pages attached hereto (the "Guarantors"), and SunTrust Bank (formerly known as SunTrust Bank, Atlanta), a Georgia banking corporation duly organized and existing under the laws of the State of Georgia, as Trustee (the "Trustee").

                                 R E C I T A L S
                                 ---------------

     WHEREAS, IRT and the Trustee have heretofore entered into an Indenture dated as of November 9, 1995 (as amended, supplemented or otherwise modified through the date hereof, the "Indenture"), a form of which has been filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, as an exhibit to IRT's Registration Statement on Form S-3 (Registration No. 33-63523), providing for the issuance from time to time of senior debt securities of IRT (the "Securities");

     WHEREAS, on or about the date hereof IRT shall be merged with and into the Company with the Company surviving such merger pursuant to the Agreement and Plan of Merger dated as of October 28, 2002 between the Company and IRT (the "Merger Agreement");

     WHEREAS, Section 801 of the Indenture permits IRT to merge with and into another Person if the successor entity shall expressly assume certain obligations of IRT under the Indenture and the Company desires to so expressly assume such obligations;

     WHEREAS, the Guarantors will provide the guaranty herein set forth (the "Guaranty") of the Obligations (as defined herein);

     WHEREAS, Sections 901(1) and 901(9) of the Indenture permits the Company and the Trustee to enter into indentures supplemental thereto without the consent of any Holder of Securities to evidence the succession of the Company to IRT and the assumption herein set forth and to make any change to the Indenture, provided that such change does not adversely affect the interests of the Holders of Securities of any series or any related coupons in any material respect;

     WHEREAS, each Guarantor has determined that its execution, delivery and performance of this Supplemental Indenture directly benefit, and are within the purposes and best interests of, the Guarantor;

     WHEREAS, the Board of Directors of IRT and the Board of Directors of the Company has each duly adopted resolutions authorizing the Company to execute and deliver this Supplemental Indenture and the Board of Directors (or equivalent governing body) of each Guarantor has duly adopted resolutions authorizing such Guarantor to execute and deliver this Supplemental Indenture; and

     WHEREAS, all other conditions and requirements necessary to make this Supplemental Indenture, when duly executed and delivered, a valid and binding agreement in accordance with its terms and for the purposes herein expressed, have been performed and fulfilled.

     NOW, THEREFORE, THIS INDENTURE WITNESSETH:

     Upon the effectiveness of the merger of IRT with and into the Company pursuant to the Merger Agreement (the "Effective Time"), for and in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and each Guarantor agrees as follows:

                                   ARTICLE ONE
                                   DEFINITIONS

     SECTION 1.1. Definitions. For all purposes of this Supplemental Indenture, except as otherwise expressly provided for or unless the context otherwise requires:

          (a) capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Indenture; and

          (b) all references herein to Articles and Sections refer to the corresponding Articles and Sections of this Supplemental Indenture.

          (c) as used herein, "Obligations" means (x) all payment and performance obligations of IRT (i) under the Indenture with respect to the Securities, (ii) under the Securities and (iii) as a result of the issuance of the Securities and (y) the obligation to pay an amount equal to the amount of any and all damages which the Trustee and the Holders, or any of them, may suffer by reason of a breach by either IRT or any other obligor of any obligation, covenant or undertaking under (i) the Indenture with respect to the Securities or (ii) the Securities.

                                   ARTICLE TWO
                            ASSUMPTION OF OBLIGATIONS

     SECTION 2.1. Express Assumption. From and after the Effective Time, the Company hereby expressly assumes the due and punctual payment of the principal of (and premium or Make-Whole Amount, if any) and any interest (including all Additional Amounts, if any, payable pursuant to Section 1011 of the Indenture) on all of the Securities, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of the Indenture to be performed by the Company. Upon such assumption, all references to "the Company" in the Indenture and in any Security shall be deemed to refer to Equity One, Inc., a Maryland corporation, as successor by merger to IRT.

     SECTION 2.2. No Default. The Company and IRT hereby represent and warrant that at the Effective Time no Events of Default, and no event which, after notice or the lapse of time or both, would become an Event of Default, under the Indenture has occurred and is continuing.

                                  ARTICLE THREE
                                    GUARANTY

     SECTION 3.1. Guaranty. Each Guarantor hereby unconditionally guarantees to the Trustee and the Holders full and prompt payment and performance when due, whether at


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

maturity, by acceleration or otherwise, of all Obligations. Each Obligation shall rank pari passu with each other Obligation.

     SECTION 3.2. Obligations Several. Regardless of whether any proposed Guarantor or any other Person or Persons is, are or shall become in any other way responsible to the Trustee and the Holders, or any of them, for or in respect of the Obligations or any part thereof, and regardless of whether or not any Person or Persons now or hereafter responsible to the Trustee and the Holders, or any of them, for the Obligations or any part thereof, whether under the Guaranty or otherwise, shall cease to be so liable, each Guarantor hereby declares and agrees that the Guaranty provided thereby is and shall continue to be a several obligation (as well as a joint one), shall be a continuing guaranty and shall be operative and binding on such Guarantor. Each Guarantor hereby agrees that it will not exercise any rights which it may acquire by way of subrogation under the Guaranty, by any payment made hereunder or otherwise, unless and until all of the Obligations shall have been paid in full. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held in trust for the benefit of the Trustee and the Holders and shall forthwith be paid to the Trustee to be credited and applied upon the Obligations, whether matured or unmatured, in accordance with the terms of the Indenture, but subject to the provisions of Section 3.8 hereof.

     SECTION 3.3. Guaranty Final. Upon the execution and delivery of this Supplemental Indenture by the parties hereto and the occurrence of the Effective Time, this Supplemental Indenture shall be deemed to be finally executed and delivered by the parties hereto and shall not be subject to or affected by any promise or condition affecting or limiting any Guarantor's liability, and no statement, representation, agreement or promise on the part of the Trustee, the Holders, the Company, IRT, or any of them, or any officer, employee or agent thereof, unless contained herein forms any part of this Supplemental Indenture or has induced the making hereof or shall be deemed in any way to affect any Guarantor's liability hereunder. The Guarantors' obligations hereunder shall remain in full force and effect until all Obligations shall have been paid in full.

     SECTION 3.4. Amendment and Waiver. This Supplemental Indenture shall not be amended unless such amendment (i) complies with the terms of the Indenture, (ii) is in writing and (iii) is executed by each of the parties hereto. No alteration or waiver of this Supplemental Indenture or of any of its terms, provisions or conditions shall be binding upon the parties against whom enforcement is sought unless made in writing and signed by an authorized officer of such party or its general partner, as applicable.

     SECTION 3.5. Dealings With the Company. The Company, the Trustee and the Holders, or any of them, may, from time to time, without exonerating or releasing any Guarantor in any way under the Guaranty, (i) take such further or other security or securities for the Obligations or any part thereof as the Trustee and the Holders, or any of them, may deem proper, consistent with the Indenture, or (ii) release, discharge, abandon or otherwise deal with or fail to deal with any Guarantor of the Obligations or any security or securities therefor or any part thereof now or hereafter held by the Trustee and the Holders, or any of them, as the Trustee and the Holders, or any of them, may deem proper, consistent with the Indenture, or (iii) consistent with the Indenture, amend, modify, extend, accelerate or waive in any manner any of the

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

provisions, terms, or conditions of the Indenture and the Securities, all as the Company, the Trustee and the Holders, or any of them, may consider expedient or appropriate in their sole discretion. Without limiting the generality of the foregoing, or of Section 3.6 hereof, it is understood that the Company, the Trustee and the Holders, or any of them, may, without exonerating or releasing any Guarantor, give up, or modify or abstain from perfecting or taking advantage of any security for the Obligations and accept or make any compositions or arrangements, and realize upon any security for the Obligations when, and in such manner, as the Trustee and the Holders, or any of them, may deem expedient, consistent with the Indenture, all without notice to any Guarantor.

     SECTION 3.6. Guaranty Unconditional. Each Guarantor acknowledges and agrees that no change in the nature or terms of the Obligations, the Indenture or the Securities, or other agreements, instruments or contracts evidencing, related to or attendant with the Obligations (including any novation), nor any determination of lack of enforceability thereof, shall discharge all or any part of the liabilities and obligations of such Guarantor pursuant to the Guaranty; it being the purpose and intent of the Guarantors, the Company, the Trustee and the Holders that the covenants, agreements and all liabilities and obligations of the Guarantors hereunder are absolute, unconditional and irrevocable under any and all circumstances. Without limiting the generality of the foregoing, each Guarantor agrees that until each and every one of the covenants and agreements of this Supplemental Indenture is fully performed, such Guarantor's undertakings hereunder shall not be released, in whole or in part, by any action or thing which might, but for this Section 3.6, be deemed a legal or equitable discharge of a surety or guarantor, or by reason of any waiver or omission of the Company, the Trustee and the Holders, or any of them, or their failure to proceed promptly or otherwise, or by reason of any action taken or omitted by the Company, the Trustee and the Holders, or any of them, whether or not such action or failure to act varies or increases the risk of, or affects the rights or remedies of, such Guarantor or by reason of any further dealings among the Company, the Trustee and the Holders, or any of them, or any other guarantor or surety, and each Guarantor hereby expressly waives and surrenders any defense to its liability hereunder, or any right of counterclaim or offset of any nature or description which it may have or which may exist based upon, and shall be deemed to have consented to, any of the foregoing acts, omissions, things, agreements or waivers.

     SECTION 3.7. Bankruptcy. Each Guarantor agrees that upon the bankruptcy or winding up or other distribution of assets of the Company or any Subsidiary of the Company (other than such Guarantor) or of any other Guarantor or surety or guarantor for the Obligations, the rights of the Trustee and the Holders, or any of them, against such Guarantor shall not be affected or impaired by the omission of the Trustee or the Holders, or any of them, to prove its or their claim, as appropriate, or to prove its or their full claim, as appropriate, and the Trustee and the Holders may prove such claims as they see fit and may refrain from proving any claim and in their respective discretion they may value as they see fit or refrain from valuing any security held by the Trustee and the Holders, or any of them, without in any way releasing, reducing or otherwise affecting the liability to the Trustee and the Holders of such Guarantor. If acceleration of the time for payment of any amount payable by the Company under the Indenture or the Securities of any series is stayed upon the insolvency, bankruptcy or reorganization of the Company, all such amounts otherwise subject to acceleration under the terms of the Indenture or the Securities of that series shall nonetheless be payable by each Guarantor hereunder forthwith on demand by the Trustee made at the written request of the Holders of not less than 25% in

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

principal amount of the outstanding Securities of that series. If at any time any payment of the principal of or interest on any Security or any other amount payable by the Company under the Indenture is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Company, any other Guarantor or otherwise, the Guarantors' obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

     SECTION 3.8. Application of Payments. The Trustee hereby acknowledges and agrees, and each Holder shall be deemed to hereby acknowledge and agree, that to the extent any of the Existing Senior Obligations (as defined below) is then in default, any funds, payments, claims or distributions (the "Guaranty Proceeds") actually received hereunder shall be made available for distribution equally and ratably (based on the principal amounts then outstanding) among (a) the holders of the Obligations and (b) the holders of the Existing Senior Obligations. For purposes hereof, "Existing Senior Obligations" shall mean Debt for borrowed money owed or guaranteed in connection with any unsecured and non-subordinated Debt for borrowed money of the Company or the Guarantor (aa) issued in offerings registered under the Securities Act of 1933, as amended or in placements exempt from registration pursuant to Rule 144A or Regulation S thereunder, or (bb) otherwise incurred, which is, in either case, outstanding on the date hereof or incurred hereafter in accordance with the Indenture (including, without limitation, the Debt of the Company incurred in connection with the Credit Agreement dated as of February 7, 2003, as amended or supplemented from time to time, among the Company, Wells Fargo Bank, National Association, as Administrative Agent under the Credit Agreement, and the lenders named therein, and certain other lenders party thereto from time to time). This Section 3.8 shall not apply to any payments, funds, claims or distributions received by the Trustee or any Holder directly or indirectly from the Company or any other Person other than from the Guarantors hereunder. Each Guarantor acknowledges and agrees with the Trustee and each Holder as follows:

          (a) to the extent any Guaranty Proceeds are distributed to the holders of the Existing Senior Obligations, the Obligations shall not be deemed reduced by any such distribution (other than a distribution made in respect of the Securities), and the Guarantors will continue to make payments pursuant to the Guaranty until such time as the Obligations have been paid in full after taking into effect any distributions of Guaranty Proceeds to the holders of Existing Senior Obligations;

          (b) nothing contained herein shall be deemed to limit, modify or alter the rights of the Trustee and the Holders or be deemed to subordinate the Obligations to the Existing Senior Obligations, nor give to any holder of Existing Senior Obligations any rights of subrogation;

          (c) nothing contained herein shall be deemed for the benefit of any holders of Existing Senior Obligations nor shall anything be construed to impose on the Trustee or any Holder any fiduciary duties, obligations or responsibilities to the holders of the Existing Senior Obligations; and

          (d) the Guaranty is for the sole benefit of the Trustee and the Holders and their respective successors and assigns, and any amounts received by the Trustee and the

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

Holders, or any of them, from whatever source and applied toward the payment of the Obligations shall be applied in such order of application as is set forth in the Indenture, if any.

     SECTION 3.9. Waivers by Guarantors. Each Guarantor hereby expressly waives:
(a) notice of acceptance of the Guaranty, (b) notice of the existence or creation of all or any of the Obligations, (c) presentment, demand, notice of dishonor, protest, and all other notices whatsoever, (d) all diligence in collection or protection of or realization upon the Obligations or any part thereof, any obligation hereunder, or any security for any of the foregoing and
(e) all rights of subrogation, indemnification, contribution and reimbursement against the Company, all rights to enforce any remedy the Trustee and the Holders, or any of them, may have against the Company, and any benefit of, or right to participate in, any collateral or security now or hereinafter held by the Trustee and the Holders, or any of them, in respect of the Obligations, even upon payment in full of the Obligations. Any money received by any Guarantor in violation of this Section 3.9 shall be held in trust by such Guarantor for the benefit of the Trustee and the Holders. If a claim is ever made upon the Trustee and the Holders, or any of them, for the repayment or recovery of any amount or amounts received by any of them in payment of any of the Obligations and the Trustee or the Holders repays all or part of such amount by reason of (a) any judgment, decree, or order of any court or administrative body having jurisdiction over the Trustee or the Holders or any of its or their property, or
(b) any good faith settlement or compromise of any such claim effected by the Trustee or the Holders with any such claimant, including the Company, then in such event each Guarantor agrees that any such judgment, decree, order, settlement, or compromise shall be binding upon such Guarantor, notwithstanding any revocation hereof or the cancellation of any promissory note or other instrument evidencing any of the Obligations, and such Guarantor shall be and remain obligated to the Trustee and the Holders hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received thereby.

     SECTION 3.10. Remedies Cumulative. No delay by the Trustee and the Holders, or any of them, in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Trustee and the Holders, or any of them, of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy. No action by the Trustee and the Holders, or any of them, permitted hereunder shall in any way impair or affect the Guaranty. For the purpose of the Guaranty, the Obligations shall include, without limitation, all Obligations of the Company to the Trustee and the Holders, notwithstanding any right or power of any third party, individually or in the name of the Company or any other Person, to assert any claim or defense as to the invalidity or unenforceability of any such Obligation, and no such claim or defense shall impair or affect the obligations of any Guarantor hereunder.

     SECTION 3.11. Miscellaneous. The Guaranty is a guaranty of payment and not of collection. In the event of a demand upon any Guarantor under the Guaranty, such Guarantor shall be held and bound to the Trustee and the Holders directly as debtor in respect of the payment of the amounts hereby guaranteed. All reasonable costs and expenses, including attorneys' fees and expenses, incurred by the Trustee and the Holders, or any of them, in obtaining performance of or collecting payments due under the Guaranty shall be deemed part of the Obligations guaranteed hereby. The provisions of the Guaranty are for the benefit of the Trustee and the Holders and may not be relied upon or enforced by any other Person and, as to

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

enforcement, may only be enforced in accordance with this Supplemental Indenture and the Indenture.

     SECTION 3.12. Benefit to Guarantor. Each Guarantor expressly represents and acknowledges that the issuance and sale of the Securities under the Indenture has been, and will be, of direct interest, benefit and advantage to such Guarantor.

     SECTION 3.13. Solvency. Each Guarantor expressly represents and warrants that as of the date hereof and after giving effect to the transactions contemplated by the Indenture (a) the capital of such Guarantor will not be unreasonably small to conduct its business; (b) such Guarantor will not have incurred debts, or have intended to incur debts, beyond its ability to pay such debts as they mature; and (c) the present fair salable value of the assets of such Guarantor is greater than the amount that will be required to pay its probable liabilities (including debts) as they become absolute and matured. For purposes of this Section 3.13, "debt" means any liability on a claim, and "claim" means (x) the right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, undisputed, legal, equitable, secured or unsecured, or (y) the right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, undisputed, secured or unsecured.

     SECTION 3.14. Additional Guarantors; Release of Guarantors. Any Subsidiary of the Company or any other entity may become a party to this Guaranty by executing and delivering a Supplemental Indenture providing for a guaranty of the Obligations under the terms of this Article Three, provided that such Supplemental Indenture conforms to the requirements of Article Nine of the Indenture. Under certain circumstances consistent with the terms of the
Indenture, a Guarantor may be released by the Trustee as to any series of Securities (with the written consent of the Holders of not less than 25% in principal amount of the outstanding Securities of that series) of its obligations under this Guaranty. Each other Guarantor consents and agrees to any such releases and agrees that no such release shall affect its obligations hereunder, except as to the Guarantor so released.

     SECTION 3.15. Contribution Agreement. To the extent that any Guarantor shall, under the Guaranty, make a payment (a "Guarantor Payment") of a portion of the Obligations, then, without limiting its rights of subrogation against the Company, such Guarantor shall be entitled to contribution and indemnification from, and be reimbursed by, each of the other Guarantors and the Company (each of the foregoing referred to herein individually as a "Contributing Party" and collectively as the "Contributing Parties") in an amount, for each such Contributing Party, equal to a fraction of such Guarantor Payment, the numerator of which fraction is such Contributing Party's Allocable Amount (as defined below) and the denominator of which is the sum of the Allocable Amounts of all of the Contributing Parties.

     As of any date of determination, the "Allocable Amount" of each Contributing Party shall be equal to the maximum amount of liability which could be asserted against such Contributing Party hereunder with respect to the applicable Guarantor Payment without (i) rendering such Contributing Party "insolvent" within the meaning of Section 101(31) of the Federal Bankruptcy Code (the "Bankruptcy Code") or Section 2 of either the Uniform Fraudulent Transfer Act (the

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

"UFTA") or the Uniform Fraudulent Conveyance Act (the "UFCA"), (ii) leaving such Contributing Party with unreasonably small capital, within the meaning of
Section 548 of the Bankruptcy Code or Section 4 of the UFTA or Section 5 of the UFCA, or (iii) leaving such Contributing Party unable to pay its debts as they become due within the meaning of Section 548 of the Bankruptcy Code or Section 4 of the UFTA or Section 6 of the UFCA or in any case, any successor to the Bankruptcy Code or any such section thereof or any successor to the UFTA or the UFCA or any such sections thereof.

     This Section 3.15 is intended only to define the relative rights of the Contributing Parties, and nothing set forth in this Agreement is intended to or shall impair the obligations of the Guarantors, jointly and severally, to pay any amounts, as and when the same shall become due and payable in accordance with the terms of the Guaranty.

     The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets in favor of each Guarantor to which such contribution and indemnification is owing.

     This Section 3.15 shall continue in full force and effect and may not be terminated or otherwise revoked by any Contributing Party until all of the Guaranteed Obligations shall have been indefeasibly paid in full (in lawful money of the United States of America) and discharged and the Indenture and Securities shall have been terminated.

     SECTION 3.16. NO NOVATION. THE PARTIES DO NOT INTEND THIS SUPPLEMENTAL INDENTURE, NOR THE TRANSACTIONS CONTEMPLATED HEREBY, TO BE, AND THIS SUPPLEMENTAL INDENTURE AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL NOT BE CONSTRUED TO BE, A NOVATION OR WAIVER OF ANY OF THE OBLIGATIONS OWING BY ANY EXISTING GUARANTOR OF THE OBLIGATIONS UNDER OR IN CONNECTION WITH ANY GUARANTY IN EXISTENCE AT THE EFFECTIVE TIME.

                                  ARTICLE FOUR
                            MISCELLANEOUS PROVISIONS

     SECTION 4.1. Ratification of Indenture. Except as expressly modified or amended hereby, the Indenture continues in full force and effect and is in all respects confirmed and preserved.

     SECTION 4.2. Governing Law. This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of Georgia. This Supplemental Indenture is subject to the provisions of the Trust Indenture Act of 1939, as amended and shall, to the extent applicable, be governed by such provisions.

     SECTION 4.3. Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     SECTION 4.4. Notices. Any notice required or permitted hereunder or under the Indenture to be given or made to the Company or a Guarantor shall be given or made in writing and mailed, first class postage prepaid, (i) to the Company or (ii) to such Guarantor care of the Company, at the address of the Company set forth below its signature hereon, or at any other address previously furnished in writing to the Trustee and the Company by such Guarantor, with a copy to the Company given or made in accordance with Section 105 of the Indenture.

     SECTION 4.5. Successors and Assigns. This Supplemental Indenture shall be binding upon the Company and each Guarantor, and their respective successors and assigns and inure to the benefit of the respective successors and assigns of the Trustee and the Holders.

     SECTION 4.6. Time of the Essence. Time is of the essence with regard to the Company's and the Guarantors' performance of their respective obligations hereunder.

     SECTION 4.7. Rights of Holders Limited. Notwithstanding anything herein to the contrary, the rights of Holders with respect to this Supplemental Indenture and the Guaranty shall be limited in the manner and to the extent the rights of Holders are limited under the Indenture with respect to the Indenture and the Securities.

                            [Signatures on Next Page]

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed by their respective officers hereunto duly authorized, all as of the day and year first written above.

                                    IRT PROPERTY COMPANY, as Issuer


                                    By: /s/ Thomas H. McAuley
                                        ---------------------
                                    Name:
                                    Title:


                                    EQUITY ONE, INC., as successor to Issuer


                                    By: /s/ Chaim Katzman
                                        ---------------------
                                    Name:  Chaim Katzman
                                    Title:  Chief Executive Officer

                                         Address:
                                         1696 N.E. Miami Gardens Drive
                                         Miami, Florida  33179
                                         Attention:  Chief Financial Officer


                                    GUARANTORS


                                    Bandera Festival GP, LLC
                                    Beechnut Centre Corp.
                                    Benbrook Centre Corp.
                                    Bend Shopping Centre Corp.
                                    Cashmere Developments, Inc.
                                    Centerfund (US) LLC
                                    Centrefund Acquisition (Texas) Corp.
                                    Centrefund Acquisition Corp.
                                    Centrefund Development (Gainesville), LLC
                                    Centrefund Realty (U.S.) Corporation
                                    Colony GP, LLC
                                    Copperfield Crossing, Inc.
                                    Eastbelt Centre Corp.
                                    East Townsend Square, Inc.


                                    By:  /s/ Chaim Katzman
                                        ---------------------
                                        Chaim Katzman
                                        President

                                    Equity (Landing) Inc.
                                    Equity One (147) Inc.
                                    Equity One (Alpha) Corp.
                                    Equity One (Atlantic Village) Inc.
                                    Equity One (Beauclerc) Inc.
                                    Equity One (Beta) Inc.
                                    Equity One (Commonwealth) Inc.
                                    Equity One Construction Inc.
                                    Equity One (Coral Way) Inc.
                                    Equity One (Delta) Inc.
                                    Equity One (El Novillo) Inc.
                                    Equity One (Eustis Square) Inc.
                                    Equity One (Forest Edge) Inc.
                                    Equity One (Forest Village Phase II) Inc.
                                    Equity One (Gamma) Inc.
                                    Equity One (Lantana) Inc.
                                    Equity One (Losco) Inc.
                                    Equity One (Mandarin) Inc.
                                    Equity One (Monument) Inc.
                                    Equity One (North Port) Inc.
                                    Equity One (Oak Hill) Inc.
                                    Equity One (Olive) Inc.
                                    Equity One (Point Royale) Inc.
                                    Equity One (Sky Lake) Inc.
                                    Equity One (Summerlin) Inc.
                                    Equity One (Walden Woods) Inc.
                                    Equity One (West Lake) Inc.
                                    Equity One Acquisition Corp.
                                    Equity One (Clematis) LLC
                                    Equity One Properties, Inc.
                                    Equity One Realty & Management Texas, Inc.
                                    Equity One Realty & Management, Inc.
                                    Equity Texas Properties, LLC
                                    FC Market GP, LLC
                                    Florida Del Rey Holdings II, Inc.
                                    Forrestwood Equity Partners GP, LLC
                                    Garland & Barns, LLC
                                    Garland & Jupiter, LLC
                                    Gazit Meridian, Inc.
                                    Grogan Centre Corp.


                                    By:  /s/ Chaim Katzman
                                        ---------------------
                                        Chaim Katzman
                                        President

                                    Harbor Barker Cypress GP, LLC
                                    Hedwig GP, LLC
                                    Homestead Market Center, Inc.
                                    KirkBiss GP, LLC
                                    Leesburg DrugStore, LLC
                                    Mariner Outparcel, Inc.
                                    Mason Park GP, LLC
                                    McMinn Holdings, Inc.
                                    North American Acquisition Corp.
                                    North Kingwood Centre Corp.
                                    Oakbrook Square Shopping Center Corp.
                                    Parcel F, LLC
                                    Plymouth South Acquisition Corp.
                                    Prosperity Shopping Center Corp.
                                    PSL Developments, Inc.
                                    Ryanwood Shopping Center, L.L.C.
                                    SA Blanco Village Partners GP, LLC
                                    Salerno Village Shopping Center, LLC
                                    Shoppes at Jonathan's Landing, Inc.
                                    Shoppes at Westbury Shopping Center, Inc.
                                    South Kingwood Centre Corp.
                                    Spring Shadows GP, LLC
                                    St. Charles Outparcel, Inc.
                                    Steeplechase Centre Corp.
                                    Southwest 19 Northern, Inc.
                                    Texas Equity Holdings, LLC
                                    The Harbour Center, Inc.
                                    The Meadows Shopping Center, LLC
                                    The Shoppes of Eastwood, LLC
                                    UIRT GP, L.L.C.
                                    UIRT I - Centennial, Inc.
                                    UIRT LP, L.L.C.
                                    UIRT-Northwest Crossing, Inc.
                                    Wickham DrugStore, LLC
                                    Wimbledon Center Corp.
                                    Wurzbach Centre, LLC


                                    By:  /s/ Chaim Katzman
                                        ---------------------
                                        Chaim Katzman
                                        President

                                 Bandera Festival Partners, LP

                                   By: Bandera Festival GP, LLC

                                        By: /s/ Chaim Katzman
                                        ---------------------
                                                Chaim Katzman
                                                President


                                 BC Centre Partners, LP

                                   By: Harbour Barker Cypress GP, LLC

                                        By:  /s/ Chaim Katzman
                                        ---------------------
                                                 Chaim Katzman
                                                 President


                                 Beechnut Centre I L.P.

                                   By:  Beechnut Centre Corp.

                                         By:  /s/ Chaim Katzman
                                        ---------------------
                                                 Chaim Katzman
                                                 President


                                 Bend Shopping Centre I L.P.

                                   By:  Bend Shopping Centre Corp.

                                         By:  /s/ Chaim Katzman
                                        ---------------------
                                                 Chaim Katzman
                                                 President


                                 Eastbelt Centre I L.P.

                                   By:  Eastbelt Centre Corp.

                                         By:  /s/ Chaim Katzman
                                        ---------------------
                                                 Chaim Katzman
                                                 President

                                 FC Market Partners, LP

                                   By:  FC Market GP, LLC

                                        By:  /s/ Chaim Katzman
                                        ---------------------
                                                 Chaim Katzman
                                                 President


                                 Grogan Centre I L.P.

                                   By:  Grogan Centre Corp.

                                        By:  /s/ Chaim Katzman
                                        ---------------------
                                                 Chaim Katzman
                                                 President


                                 Hedwig Partners, LP

                                   By:  Hedwig GP, LLC

                                        By:  /s/ Chaim Katzman
                                        ---------------------
                                                 Chaim Katzman
                                                 President

                                 Kirkwood - Bissonnet Partners, LP

                                   By:  KirkBiss GP, LLC

                                        By:  /s/ Chaim Katzman
                                        ---------------------
                                                 Chaim Katzman
                                                 President

                                 Mason Park Partners, LP

                                   By:  Mason Park GP, LLC

                                        By:  /s/ Chaim Katzman
                                        ---------------------
                                                 Chaim Katzman
                                                 President

                                 Park Northern/Centennial Partners, L.P.

                                    By:  UIRT I - Centennial, Inc.


                                        By:  /s/ Chaim Katzman
                                        ---------------------
                                                 Chaim Katzman
                                                 President

                                 SA Blanco Village Partners, LP

                                   By: SA Blanco Village Partners GP, LLC

                                        By:  /s/ Chaim Katzman
                                        ---------------------
                                                 Chaim Katzman
                                                 President


                                 Steeplechase Centre I L.P.

                                   By:  Steeplechase Centre Corp.

                                        By:  /s/ Chaim Katzman
                                        ---------------------
                                                 Chaim Katzman
                                                 President


                                 Texas CP Land, LP

                                   By:  Colony GP, LLC

                                        By:  /s/ Chaim Katzman
                                        ---------------------
                                                 Chaim Katzman
                                                 President


                                 Texas Spring Shadows Partners, LP

                                   By:  Spring Shadows GP, LLC

                                        By:  /s/ Chaim Katzman
                                        ---------------------
                                                 Chaim Katzman
                                                 President

                                 UIRT, Ltd.

                                   By:  UIRT GP, LLC

                                        By:  /s/ Chaim Katzman
                                        ---------------------
                                                 Chaim Katzman
                                                 President


                                    SUNTRUST BANK, as Trustee


                                    By:  /s/ George Hogan
                                        ---------------------
                                    Name:  George Hogan
                                    Title:  Vice President